UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	April 30, 2008

Thomas Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22010	72-0843540
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5221 N. O’Connor Blvd., Suite 500
Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code:	(972) 869-3400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 30, 2008, Thomas Group, Inc. (the “Company”) entered into Amendment No. 1 to the Performance Share Award previously granted on March 1, 2008 to Michael E. McGrath, the Company’s Executive Chairman.  Pursuant to the terms of Amendment No. 1, the Company has agreed to modify certain terms of Mr. McGrath’s Performance Share Award that provide for cumulative issuance of all performance shares that are subject to such award if performance targets above a specified threshold are met in 2010.

On April 30, 2008, the Company entered into Amendment No. 1 to the Performance Share Award previously granted on March 10, 2008 to Earle Steinberg, the Company’s President and Chief Executive Officer.  Pursuant to the terms of Amendment No. 1, the Company has agreed to modify certain terms of Mr. Steinberg’s Performance Share Award that provide for cumulative issuance of a portion of the performance shares that are subject to such award if performance targets above a specified threshold are met in 2010 and cumulative issuance of all of the performance shares that are subject to such award if performance targets above a higher specified threshold are met in 2011.

The foregoing summaries are qualified in their entirety by, and should be read in conjunction with, the full text of the respective Amendments No. 1 to Performance Share Awards, which are filed as Exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

                (d) Exhibits

Exhibit Number	Description
10.1	Amendment No. 1 to Performance Share Award dated April 30, 2008 for Michael E. McGrath
10.2	Amendment No. 1 to Performance Share Award dated April 30, 2008 for Earle Steinberg

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thomas Group, Inc.
(Registrant)

Date:	May 2, 2008	By:	/s/ Frank Tilley
Frank Tilley,
Interim Chief Financial Officer